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Exhibit 32

Certification by Chief Executive Officer and Chief Financial Officer
Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

        We, Daniel J. Murphy, Chief Executive Officer, and John L. Shroyer, Chief Financial Officer, of Alliant Techsystems Inc. (the "Company"), certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to our knowledge:

  (1)
  the Annual Report on Form 10-K for the fiscal year ended March 31, 2008, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  (2)
  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

Dated: May 22, 2008

By:	/s/ Daniel J. Murphy
Name:	Daniel J. Murphy
Title:	Chief Executive Officer
By:	/s/ John L. Shroyer
Name:	John L. Shroyer
Title:	Senior Vice President and Chief Financial Officer

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  Exhibit 32
Certification by Chief Executive Officer and Chief Financial Officer Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002